  Exhibit 99.1

Contact:
William Delgado
561-515-6198
info@gdsi.co

Global Digital Solutions Inc. Secures $1,200,000 in Financing from New York-based Institution

West Palm Beach, FL, February 2, 2018-- Global Digital Solutions, Inc. (OTC:GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, has announced it has secured $1,200,000 in financing from a New York-based institution.

The financing is non-dilutive, non-toxic and is not convertible and will never be convertible into any equity of the Company. The financing will be distributed in tranches based on pre-determined milestones as developed by the institution. The first $300,000 has been received and has been used to pay a portion of the Company’s previously announced liabilities and some legal expenses not associated with the Rontan lawsuit. Global Digital Solutions expects to be able to meet the next milestone within 90 days.

The New York-based institution has never invested in any micro-cap stock in their corporate history. The principals of the New York-based institution are leaders in their field and are well known as individuals that have been pioneers in building a particular industry here in the United States.

William J. Delgado, GDSI’s CEO, noted that “This financing is a validation by a well-respected New York-based institution of their confidence in our future plans. It is quite rare that a company of our size gets a non-dilutive, non-convertible infusion of capital but we were able to achieve this. As we announced just two days ago, we have engaged Boies Schiller Flexner LLP and initiated legal action against Grupo Rontan Electro Metalurgica, S.A. and principal shareholders, Joao Bolzan and Jose Bolzan.”

About Global Digital Solutions, Inc.

Global Digital Solutions is positioning itself as a leader in providing comprehensive security and technology solutions. On June 16, 2014, GDSI completed its acquisition of North American Custom Specialty Vehicles (NACSV), a leading builder of mobile command/communications and specialty vehicles for emergency management, first responders, national security, and law enforcement operations. For more information about GDSI, visit http://www.gdsi.co.

Forward Looking Statements

This press release contains “forward-looking statements.” The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements include statements regarding moving forward with executing the Company’s global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Annual Report on Form 10-K filed on March 30, 2015, and in our other filings with the U.S. Securities and Exchange Commission.